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                                                                   EXHIBIT 10.27




                                             February 17, 2000



William D. Hoffman, M.D.
407 Autumn Lane
Carlisle, MA 01741

Dear Bill:

In light of the fact that you are taking a new position as Director of Cardiac Surgical Critical Care at MGH and have chosen to resign your position at Biopure, as we discussed, you are entitled to 4,000 shares of your January 19, 1998 options at $12.80 pre-split, which are vested, provided you exercise within three months of termination. You will forfeit the option for the remaining 4,000 shares and your option for 68,000 shares granted on August 4, 1999, because they have not vested.

However, if you agree to the Ongoing Responsibilities list attached and remain as a consultant to Biopure then we are pleased to keep in effect your non-qualified stock option granted August 4, 1999 for 24,800 shares at $12.00 per share. Your option will be amended, if necessary, to reflect your status as a consultant and to provide a vesting schedule to be:

         First year        6,200
         Second year       6,200
         Third year        6,200
         Fourth year       6,200

I look forward to working with you and wish you the very best in your new position.

                                            Yours truly,


                                            /s/ Paul A. Looney
                                            ------------------
                                            Paul A. Looney
                                            President, COO

ACCEPTED:



/s/ William D. Hoffman, M.D.
----------------------------
William D. Hoffman, M.D.


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                            ONGOING RESPONSIBILITIES



-        Becomes a member of our newly formed Medical Advisory Board

- Remains full time until May 15, 2000 (May 1, 2000 is earliest date of resignation.) Enrollment of 115 should be finished.

- Be available on an as needed basis for medical advice and possible presentations.

- Any issues with 114 and 115 trials, such as SAE or AE, IDMC or consults with the FDA until after approval.

- If needed for travel to South Africa or FDA for critical reviews he would be available.

-        Consultant / Future clinical trial protocols

-        Input and review of educational programs for use of Hemopure

-        Available evenings if necessary to review trials 114 and 115